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                            SCHEDULE 14A INFORMATION
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                         SECURITIES EXCHANGE ACT OF 1934

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                                NSS BANCORP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        BASSWOOD FINANCIAL PARTNERS, L.P.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

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


                        BASSWOOD FINANCIAL PARTNERS, L.P.
                                52 Forest Avenue
                                Paramus, NJ 07652

                                                                 June 15, 1998

Dear Fellow NSS Shareholder:

         We are writing to you today to inform the shareholders of NSS Bancorp, Inc. ("NSS") of the importance of the next annual shareholder meeting and the issues that will be addressed. We have made a significant financial commitment to NSS and beneficially own more than 234,000 shares of NSS, or 9.90% of the total outstanding shares. We are deeply concerned with the lack of direction and vision of the current Board of Directors of NSS (the "Board"). We believe that NSS has a chance to maximize the value of its shareholders' investments but must act now before the window of opportunity closes.

         We will be seeking your support to elect three highly qualified candidates to the Board at its next annual meeting of shareholders. A summary of their backgrounds appears on the reverse side of this letter.

         As most of you are aware, the NSS annual meeting is usually held in the spring. Last year's meeting, for example, was held on May 20, 1997. Unfortunately, the Board of NSS, having been notified of our interest in participating in this year's election, has determined not to hold the meeting until much later than usual -- indeed, they have still not set a date for the meeting. The Board must allow the shareholders, the true owners of the company, a forum to express their views on the management and direction that the Board has taken.

         Let's put an end to these stall tactics and get down to the business of maximizing the value of our investment. Sooner or later, this Board will have to call a shareholders meeting and investors will have a chance to consider our nominees and our program. At this year's annual meeting, you will have the power to support positive change at NSS, and to influence the destiny of your investment.

         In the meantime, we recommend that you contact your financial advisor to discuss the current merger activity in the banking sector.

              LOOK FOR OUR PROXY MATERIALS AND THE WHITE PROXY CARD

                                               Sincerely,

                                               Basswood Financial Partners, L.P.

We believe that after you have reviewed each of the candidate's qualifications, you will agree that they have the knowledge and experience to represent the interests of the company and of all shareholders:

Wolfgang Schoellkopf currently is a principal of the Ramius Capital Group, an investment management company. Mr. Schoellkopf is also a director of SLM Holding Corporation. From 1996 to 1997, Mr. Schoellkopf was Vice Chairman of First Union National Bank in Newark, New Jersey. Prior thereto, he was Vice Chairman and Chief Financial Officer of First Fidelity Bancorporation (which was merged into First Union Corporation in 1996). Mr. Schoellkopf is also a member of the Board of the Inner-City Scholarship Fund at MaryMount University.

George R. Zoffinger currently is the President and Chief Executive Officer of Constellation Capital Corp., an investment management company. Mr. Zoffinger is also a director of New Jersey Resources Corporation and Camelot Music Holding, Inc. From 1995 to February 1998, Mr. Zoffinger was the President and Chief Executive Officer of Value Property Trust, a real estate investment trust (REIT) which was recently sold to Wellsford Properties. From 1994 to 1996, Mr. Zoffinger was the Chairman of CoreStates New Jersey National Bank. From 1991 to 1994, he was the President and Chief Executive Officer of Constellation Bancorp (which was merged into CoreStates Financial Corp and, thereafter, into First Union Corporation). Prior to that, Mr. Zoffinger served as the Commissioner of Commerce and Economic Development for the State of New Jersey and he was appointed by President Clinton to serve as a delegate to the White House Conference on Small Business.

Bennett Lindenbaum has been a money manager for Basswood Partners, L.P. and the Vice President of Basswood Management, Inc. since 1993. Both Basswood Partners and Basswood Management oversee and manage the investment of other affiliates which primarily invest in banks, bank holding companies and thrift institutions. Prior to that, Mr. Lindenbaum was the Vice President of Investments for MGS Corporation, a company involved in propane gas distribution, a bank analyst at SNL Securities, and a financial analyst in the Investment Banking Group at Shearson Lehman Brothers.

                           -------------------------

In addition to Basswood Financial Partners, L.P., other participants in this solicitation in opposition to management may include two of our executive officers, Matthew Lindenbaum and Bennett Lindenbaum, as well as seven of our employees, Debbie Coticchio, Marc Samit, Brian Jackelow, Raymond French, David Verlander, Claudine Blazina and Stella Kourkoulakos, and the two independent candidates: Wolfgang Schoellkopf and George R. Zoffinger. Basswood Financial Partners, L.P. owns 105,191 shares of NSS Bancorp, Inc. The following affiliates of Basswood Financial Partners, L.P. own NSS Bancorp, Inc. shares: Basswood International Fund, Inc. owns 36,809 shares, 1994 Garden State Trust owns 7,905 shares, Whitewood Financial Partners, L.P. owns 1,956 shares, Basswood Supplemental Fund, L.P. owns 75,315 shares, and Jet I, L.P. owns 7,795 shares. Matthew Lindenbaum owns 100 shares and may be deemed to beneficially own the aforementioned 234,971 shares held by a combination of Basswood Financial Partners, L.P. and its affiliates. Bennett Lindenbaum, Basswood Partners, L.P. and Basswood Management, Inc., may each also be deemed to beneficially own the aforementioned 234,971 shares held by a combination of Basswood Financial
Partners, L.P. and its affiliates. Mr. Schoellkopf owns 220 shares of NSS Bancorp, Inc. and Mr. Zoffinger owns 420 shares of NSS Bancorp, Inc. Other than the above, Basswood Financial Partners, L.P. does not have, and to its knowledge, none of such other persons has, any interest, direct or indirect, by security holdings or otherwise, in NSS Bancorp, Inc. shares.